UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 6, 2005
(September 30, 2005)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

2-97230	Texas-New Mexico Power Company	75-0204070
(A Texas Corporation)
4100 International Plaza,
P.O. Box 2943
Fort Worth, Texas 76113

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[]    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on August 19, 2005 in a Current Report on Form 8-K filed by PNM Resources, Inc. ("PNMR") with the Securities and Exchange Commission ("SEC"), PNMR completed arrangements on August 15, 2005 to expand the size and extend the maturity of its previous unsecured revolving credit facility and executed an amended and restated credit agreement ("Amended PNMR Credit Agreement" or "Credit Facility").  Other parties to the Amended PNMR Credit Agreement included 19 lenders led by Bank of America, N.A. ("Bank of America"), as Administrative Agent, and Wachovia Bank, National Association ("Wachovia"), as Syndication Agent.

On September 12, 2005, Texas-New Mexico Power Company ("TNMP"), an indirect, wholly-owned subsidiary of PNMR, received approval from the SEC to allow TNMP to become a borrower and issue notes of up to $100 million under the Amended PNMR Credit Agreement.  The New Mexico Public Regulation Commission had earlier granted approval.  On September 30, 2005, TNMP signed a Joinder Agreement and became a borrower party to the Amended PNMR Credit Agreement.  The Amended PNMR Credit Agreement is described in Item 2.03 of this report, which is incorporated by reference into this Item 1.01.

          The agents and lender parties perform normal banking and investment banking and advisory services for PNMR from time to time for which they have received customary fees and expenses.

A copy of the Amended PNMR Credit Agreement was filed as an exhibit to PNMR's Current Report on Form 8-K filed with the SEC on August 19, 2005.  The Joinder Agreement executed by TNMP will be filed in the future as required.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Amended PNMR Credit Agreement expanded the size, and extended the maturity of PNMR's previous revolving credit facility, from $400 million to $600 million. As a result of TNMP's execution of the Joinder Agreement, the Amended PNMR Credit Agreement allows TNMP to borrow, repay and reborrow, from time to time, up to $100 million prior to August 15, 2010.  The Credit Facility will be used by TNMP for working capital and other general corporate purposes.  TNMP must pay interest and fees from time to time based on the then-current senior unsecured debt credit ratings. Borrowings are conditioned on the ability of TNMP to make certain representations.

The Amended PNMR Credit Agreement includes customary covenants, including requirements to maintain a maximum consolidated debt-to-consolidated capitalization ratio.

The Amended PNMR Credit Agreement includes customary events of default.  The Credit Facility has a cross default provision and a change of control provision.  If an event of default occurs, the administrative agent may, or upon the request and direction of lenders holding a specified percentage of the commitments shall, terminate the obligations of the lenders to make loans under the Credit Facility, and the obligations of the issuing banks to issue letters of credit, and/or declare the obligations outstanding under the facility to be due and payable.  Such termination and acceleration will occur automatically in the event of an insolvency or bankruptcy default.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
TEXAS-NEW MEXICO POWER COMPANY
(Registrants)

Date: October 6, 2005	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

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